                                                                     EXHIBIT 4.4



                               DEPOSITARY SHARES
                                      AND
                           7% CUMULATIVE CONVERTIBLE
                                PREFERRED STOCK
                         REGISTRATION RIGHTS AGREEMENT


                            Dated as of May 6, 1998

                                  by and among

                             Omnipoint Corporation

                                      and

              Donaldson, Lufkin & Jenrette Securities Corporation
                         BancAmerica Robertson Stephens
                            Bear, Stearns & Co. Inc.
                               Smith Barney Inc.

     This Registration Rights Agreement (this "AGREEMENT") is made and entered
                                               ---------
into as of May 6, 1998, by and among Omnipoint Corporation, a Delaware corporation (the "COMPANY"), and Donaldson, Lufkin & Jenrette Securities
                  -------
Corporation, BancAmerica Robertson Stephens, Bear, Stearns & Co. Inc. and
Smith Barney Inc., as representatives of the several initial purchasers (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of
    ------- ---------                          ------------------
whom has agreed to purchase the Company's 7% Cumulative Convertible Preferred Stock (the "PREFERRED STOCK") and related Depositary Shares (the "DEPOSITARY
            ----------------                                       ---------
SHARES") pursuant to the Purchase Agreement (as defined below).
------
     This Agreement is made pursuant to the Purchase Agreement, dated May 1, 1998, (the "PURCHASE AGREEMENT"), by and among the Company and the Initial
            ------------------
Purchasers. In order to induce the Initial Purchasers to purchase the Depositary Shares, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 9(i) of the Purchase Agreement.

     The parties hereby agree as follows:




     SECTION 1.      DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     ACT:                               The Securities Act of 1933, as amended.
     ---

     AFFILIATE:                         As defined in Rule 144 of the Act.
     ---------

     CLOSING DATE:                      The date hereof.
     ------------

     COMMON STOCK:                      Common Stock, $.01 par value per share,
     ------------                       of the Company.

     COMMISSION:                        The Securities and Exchange Commission.
     ----------

     DEPOSITARY SHARES:                 The up to 6,325,000 Depositary Shares
     -----------------                  being issued pursuant to the Purchase
                                        Agreement.


     EFFECTIVENESS DEADLINE:            As defined in Section 3(a) hereof.
     ----------------------


     EXCHANGE ACT:                      The Securities Exchange Act of 1934,
     ------------                       as amended.


     EXEMPT RESALES:                    The transactions in which the Initial
     --------------                     Purchasers propose to sell the
                                        Depositary Shares to certain "qualified
                                        institutional buyers," as such term is
                                        defined in Rule 144A under the Act.

     FILING DEADLINE:                   As defined in Section 3(a) hereof.
     ---------------

     HOLDERS:                           As defined in Section 2 hereof.
     -------

     PREFERRED STOCK:                   The 325,000 shares of 7% Cumulative
     ---------------                    Convertible Preferred Stock being issued
                                        pursuant to the Purchase Agreement.

     PROSPECTUS:                        The prospectus included in a
     ----------                         Registration Statement at the time such
                                        Registration Statement is declared
                                        effective, as amended or supplemented
                                        by any prospectus supplement and by all
                                        other amendments thereto, including
                                        post-effective amendments, all material
                                        incorporated by reference into such
                                        Prospectus and any information
                                        previously omitted in reliance upon
                                        Rule 430A of the Act.

     RECOMMENCEMENT DATE:               As defined in Section 5(b) hereof.
     -------------------


     REGISTRATION DEFAULT:              As defined in Section 4 hereof.
     --------------------

     RULE 144:                          Rule 144 promulgated under the Act.
     --------

     SHELF REGISTRATION STATEMENT:      As defined in Section 3 hereof.
     ----------------------------



     SUSPENSION NOTICE:                 As defined in Section 5(b) hereof.
     -----------------

     TRANSFER RESTRICTED SECURITIES:    The Depositary Shares, shares of
     ------------------------------
Preferred Stock and the shares of Common Stock issued upon conversion thereof, upon redemption thereof, as payment of dividends thereon or upon purchase from the deposit account under the Deposit Account Agreement (as defined in the Offering Memorandum), upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such shares of Preferred Stock or shares of Common Stock, (a) the date on which such shares of Preferred Stock or shares of Common Stock have been disposed of in accordance with a Shelf Registration Statement, (b) the date on which such Depositary Shares, shares of Preferred Stock or shares of Common Stock are distributed to the public pursuant to Rule 144 or are saleable pursuant to Rule 144(k) (or similar provisions then in effect) under the Act or (c) the date on which such Depositary Shares, shares of Preferred Stock, or shares of Common Stock cease to be outstanding.

     SECTION 2.    HOLDERS

     A person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such person owns Transfer Restricted Securities.
   ------

     SECTION 3.    SHELF REGISTRATION

       (a) Shelf Registration. As soon as practicable after the Closing Date but
           ------------------
in no event later than 60 days after the Closing Date (the such 60th day, "FILING DEADLINE"), the Company shall file with the Commission a shelf
----------------
registration statement pursuant to Rule 415 under the Act (the "SHELF
                                                                -----
REGISTRATION STATEMENT"), relating to all Transfer Restricted Securities, and
----------------------
shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Closing Date (such 120th day, the "EFFECTIVENESS DEADLINE").
          -----------------------

       The Company shall use its best efforts to keep any Shelf Registration Statement required by this Section 3(a) continuously effective, supplemented and amended as required by and subject to the provisions of Section 5(a) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this
Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for the shorter of (i) two years (as extended pursuant to Section 5(b) following the Closing Date) or (ii) the date on which all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or
(iii) the date on which there are no outstanding Transfer Restricted Securities.

       (b) Provision by Holders of Certain Information in Connection with the
           ------------------------------------------------------------------
Shelf Registration Statement.  No Holder of Transfer Restricted Securities may
----------------------------
include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to
Section 4 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

     SECTION 4.    LIQUIDATED DAMAGES

     If (i) the Shelf Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) such Shelf Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline, or (iii) such Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or the Prospectus contained therein fails to be usable for its intended purpose (without being succeeded immediately by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself declared effective) for a period of time which shall exceed 45 days in any 12 month period (each such event referred to in clauses (i) through (iii), a "REGISTRATION DEFAULT"), then the Company hereby agrees to pay to each Holder of
---------------------
Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $2.50 per year per share of Preferred Stock (equivalent to $0.125 per Depositary Share) or, if applicable, in an amount equal to $2.50 per year (equivalent to $0.125 per Depositary Share) per the number of shares of Common Stock constituting Transfer Restricted Securities held by such holder into which each share of Preferred Stock or Depositary Share, respectively, was converted (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like, as provided for in the certificate of designation for the Preferred Stock) for the first 45-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $2.50 per year per share of Preferred Stock (equivalent to $0.125 per Depositary Share) or $2.50 per year (equivalent to $0.125 per Depositary Share) per the number of shares of Common Stock constituting Transfer Restricted Securities held by such holder into which each share of Preferred Stock or Depositary Share, respectively, was converted, with respect to each subsequent 45-day period until all Registration

Defaults have been cured, up to a maximum amount of liquidated damages of $25.00 per year per share of Preferred Stock (equivalent to $1.25 per Depositary Share) or $25.00 per year (equivalent to $1.25 per Depositary Share) per the number of shares of Common Stock constituting Transfer Restricted Securities held by such holder into which each share of Preferred Stock or Depositary Share, respectively, was converted; provided that the Company shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Shelf Registration Statement, in the case of (i) above, (2) upon the effectiveness of this Shelf Registration Statement, in the case of (ii) above, or (3) upon the filing of a post-effective amendment to the Shelf Registration Statement that causes the Shelf Registration Statement to again be declared effective or made usable, in the case of (iii) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), or (iii), as applicable, shall cease.

     All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of dividends on the Preferred Stock on each quarterly payment date.

     SECTION 5.    SHELF REGISTRATION PROCEDURES

       (a) Procedures.  In connection with the Shelf Registration Statement, the
           ----------
Company shall:

              (i) use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 3(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof (including, without limitation, one or more underwritten offerings) within the time periods and otherwise in accordance with the provisions hereof.

              (ii) use its best efforts to obtain consent from those parties named in Schedule E attached to the Purchase Agreement not to exercise their right to require the Company to include their securities in the Shelf Registration Statement.

              (iii) use its best efforts to contact all Holders of Transfer Restricted Securities and notify each Holder of its right to include its Transfer Restricted Securities in such Shelf Registration Statement.

              (iv) use its best efforts to keep such Shelf Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement curing such defect, and, if Commission review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable.

              (v) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Transfer Restricted Securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

              (vi) advise the Holders and underwriters, if any, promptly and, if requested by such persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

              (vii) subject to Section 5(a)(iii), if any fact or event contemplated by Section 5(v)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (viii) furnish to each Holder named in any Shelf Registration Statement or Prospectus and underwriter, if any, in connection with such sale before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review and comment of such persons in connection with such sale, if any, for a period of at least three Business Days, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which such persons shall reasonably object within five Business Days after the receipt thereof. Any such person shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

              (ix) make available at reasonable times for inspection by the Holders and underwriters, if any any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, and make the Company's representatives available for discussion of such document and other customary due diligence matters;

              (x) make available at reasonable times for inspection by the Holders and underwriters, if any, and any attorney or accountant retained by such Holders, or underwriters, if any, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriters, if any, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

              (xi) if requested by any Holders or underwriters, if any, in connection with such sale, promptly include in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders or underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

              (xii) furnish to each Holder and underwriter, if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

              (xiii) deliver to each Holder and underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each Holder and each underwriter, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

              (xiv) upon the request of any Holder or underwriter, if any, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by such person in connection with any sale or resale pursuant to any applicable Shelf Registration Statement and in such connection, the Company shall:

                    (A) upon request of any Holder or underwriter, if any, furnish (or in the case of paragraphs (2) and (3) below, use its best efforts to cause to be furnished) to each Holder or underwriter, if any, upon the effectiveness of the Shelf Registration Statement:

               (1) a certificate, dated such date, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Sections 6(v), 9(a) and 9(b) of the Purchase Agreement and such other similar matters as the Holders may reasonably request;

               (2) an opinion, dated the date effectiveness of the Shelf Registration Statement, of counsel for the Company covering matters similar to those set forth in paragraph (e) of Section 9 of the Purchase Agreement and such other matter as the selling Holders may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing no facts came to such counsel's attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

               (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(g) of the Purchase Agreement; and

                    (B) deliver such other documents and certificates as may be reasonably requested by the Holders and underwriters, if any, to evidence compliance with the matters set forth in clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (m);

              (xv) prior to any public offering of Transfer Restricted Securities, cooperate with the Holders, underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as such persons may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject;

              (xvi) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being

     Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denomina tions and such names as the Holders may request at least two Business Days prior to settlement of such sale of Transfer Restricted Securities;

              (xvii) (A) list all Shares of Common Stock covered by such Shelf Registration Statement on any securities exchange on which the Common Stock is then listed or (B) authorize for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ all Shares of Common Stock covered by such Shelf Registration Statement if the Common Stock is then so authorized for quotation.

              (xviii) use its best efforts to cause the disposition of the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xiv) above;

              (xix) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Shelf Registration Statement covering such Transfer Restricted Securities and provide the transfer agent with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

              (xx) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

              (xxi) if underwritten, make appropriate officers of the Company available to the underwriters for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities; and

              (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
     Section 15(d) of the Exchange Act.

       (b) Restrictions on Holders.  Each Holder agrees by acquisition of a
           -----------------------
Transfer Restricted Security that, upon receipt of the notice referred to in
Section 5(a)(v)(C) or any notice from the Company of the existence of any fact of the kind described in Section 5(a)(v)(D) hereof (in each case, a "SUSPENSION
                                                                     ----------
NOTICE"), such Holder will forthwith discontinue disposition of Transfer
------
Restricted Securities pursuant to the applicable Registration Statement until
(i) such Holder's has received copies of the supplemented or amended Prospectus contemplated by Section 5(a)(vi) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT
                                                                --------------
DATE").  Each Holder receiving a Suspension Notice hereby agrees that it will
----
either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of the Shelf Registration Statement set forth in
Section 3 hereof, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

       SECTION 6.   REGISTRATION EXPENSES

          (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement required by this Agreement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing
(including printing certificates for the Common Stock to be issued upon conversion of the Depositary Shares or Preferred Stock and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

       SECTION 7.   INDEMNIFICATION

          (a) The Company agrees to indemnify and hold harmless each Holder, its directors, its officers and each person, if any, who controls such Holder (within the meaning of Section 15 of the Act and Section 20 of the Exchange
Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of registered Depositary Shares or Preferred Stock or registered shares of Common Stock or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not mislead ing, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

          (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in Section 7(a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, its officers or any person, if any, who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Re stricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, its officers or any person, if any, who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person
------------------
against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing
                                                ------------------
and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent that the indemnification provided for in this
Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropri ate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Holder or its related indemnified parties shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of shares of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

       SECTION 8.   RULE 144A AND RULE 144

       The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

       SECTION 9.   UNDERWRITTEN REGISTRATIONS

          (a) If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

          No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          (b) Each Holder of Transfer Restricted Securities agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering made pursuant to a Shelf Registration Statement, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons) of any of Depositary Shares or shares of Preferred Stock in the case of an underwritten offering of Depositary Shares or shares of Preferred Stock, or any shares of Common Stock, in the case of an underwritten offering of shares of Common Stock constituting Transfer Restricted Securities, during the period beginning 10 days prior to, and ending 90 days after, the closing date of such underwritten offering.

          The foregoing provisions of Section 9(b) shall not apply to any Holder of Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

          (c) If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the underwriters, their controlling persons and their respective officers, directors, employees, represen tatives and agents shall be entitled to indemnity (substantially similar to the indemnity set forth in Section 7 of the Agreement) from the Company and the Holders, which indemnity may be set forth in an underwriting agreement.

       SECTION 10.  MISCELLANEOUS

          (a) Remedies.  The Company acknowledges and agrees that any failure by
              --------
the Company to comply with its obligations under Section 3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 3 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) No Inconsistent Agreements.  The Company will not, on or after the
              --------------------------
date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any person, except for the parties set forth in Schedule E to the Purchase Agreement. The Company agrees to use its best efforts to obtain consent from these parties not to exercise their right to require the Company to include their securities with the Shares registered pursuant to any Shelf Registration Statement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

          (c) No Piggybacks on Shelf Registration Statement.  The Company shall
              ---------------------------------------------
not grant to any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in any Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

          (d) Amendments and Waivers.  The provisions of this Agreement may not
              ----------------------
be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 4 hereof and this Section 10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and
(ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding shares of Transfer Restricted Securities voting as one class, with each Depositary Share having one vote, and the shares of Common Stock having the vote associated with the number of Depositary Shares converted (excluding Transfer Restricted Securities held by the Company or its Affiliates).

          (e) Third Party Beneficiary.  The Holders shall be third party
              -----------------------
beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (f) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the transfer agent with a copy to the transfer agent; and

                  (ii)  if to the Company:
                        Omnipoint Corporation
                        3 Bethesda Metro Center, Suite 400
                        Bethesda, Maryland 20814
                        Telecopier No.: 301-951-2580
                        Attention:  Bradley E. Sparks

                        With a copy to:
                        Piper & Marbury L.L.P.
                        1200 19th St. N.W.
                        Washington, D.C. 20036
                        Telecopier No.: 202-861-6317
                        Attention:  Edwin M. Martin

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee at the address specified in the Indenture.

          (g) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subse quent Holders of Transfer Restricted Securities; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Transfer Restricted Securities. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

          (h) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (i) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (j) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (k) Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (l) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted

Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 OMNIPOINT CORPORATION


                                 By: /s/ Bradley E. Sparks
                                    -------------------------
                                    Name:  Bradley E. Sparks
                                    Title: Vice President and
                                           and Chief Financial Officer



DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
BANCAMERICA ROBERTSON STEPHENS
BEAR, STEARNS & CO. INC.
SMITH BARNEY INC.

As representatives of the several Initial Purchasers

By: Donaldson, Lufkin & Jenrette
     Securities Corporation


      By: /s/ Robert A. Moore
         --------------------------
         Name:  Robert A. Moore
         Title: Managing Director

                                       22